Dealer #______
                          COUNTRYWIDE INVESTMENTS, INC.
                                312 WALNUT STREET
                             CINCINNATI, OHIO 45202
                                  800-543-8721
                                  513-629-2000

                                 SALES AGREEMENT
                               MONEY MARKET FUNDS



Countrywide Investments is a group of investment companies, organized as Trusts, registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). All of the Trusts have agreed to the terms hereof. The Trusts are presently offering, or intend to offer, shares of beneficial interest (the "Shares") in money market funds (the "Funds") to the public in accordance with the terms and conditions contained in the Prospectuses of the Trusts. The term "Prospectuses" as used herein refers to the prospectuses on file with the
Securities and Exchange Commission which are part of the most recent registration statements effective from time to time under the Securities Act of 1933, as amended (the "Securities Act"). We hereby offer to appoint you to act as a sales agent of the Trusts in connection with the offering of Shares to the public on the following terms and conditions:

1. In all sales of the Shares to the public, you shall act as agent for the Trust, and in no transaction shall you act as dealer for your own account.

2. As agent for the Trusts, you are hereby authorized to (i) place orders directly with the Trusts' Transfer Agent(s) for the purchases of the Shares and
(ii) tender the Trusts' Shares to the Trusts' Transfer Agent(s) for redemption, in each case subject to the terms and conditions set forth in the applicable Prospectus and the operating procedures and policies established by the applicable Trust.

3. No person is authorized to make any representations concerning the Trusts, or the Shares, except those contained in the Prospectuses and in such printed information as the Trusts may subsequently prepare. You are specifically authorized to distribute the Trusts' Prospectuses and sales material received from the Trusts or the Trusts' Underwriter. No person is authorized to distribute any other sales material relating to the Trusts or the Funds without the prior approval of the Trusts.

4. As agent for the Trusts, and upon the request of the Trusts, you will undertake from time to time distribution efforts to promote the sale of the Shares. Also, as agent for the Trusts, you will undertake shareholder servicing activities for customers of yours who have purchased the Shares and who use your facilities to communicate with the Trusts or to effect redemptions or additional purchases of the Shares. As compensation for such services, you will be paid by the appropriate Trust, to the extent permitted by the Investment Company Act and the rules promulgated thereunder, or by the applicable Trust's Underwriter, such fees as are set forth in Schedule A hereto. All compensation paid for services performed by you, pursuant to the terms of this Agreement, will be paid to you at the address of your principal office, as indicated in your confirmation and acceptance of this Agreement.

5. You agree to comply with the provisions contained in all applicable securities laws governing the distribution of Prospectuses to persons to whom you offer the Shares as agent for the Trusts. You further agree to deliver, upon the request of a Trust, copies of any amended Prospectuses to purchasers whose Shares you are holding as record owner and to deliver to such persons materials of the appropriate Trust. The Trusts will conduct their businesses in accordance with the procedures set forth in, and the requirements of, the Prospectuses, including the prompt execution of orders for the purchase and redemption of the Shares and the servicing of their shareholder accounts.

6. You represent that you are, and will be at all times relevant hereto, a member in good standing of the National Association of Securities Dealers, Inc. and you further represent and warrant that you are and will be at all times relevant hereto a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. You agree to comply with all requirements applicable to you of all applicable laws, including federal and state securities laws, the Rules and Regulations of the Securities and Exchange Commission and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. You agree that you will not offer the Shares to persons in any jurisdiction in which the Shares are not registered for sale and in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction. You further agree that you will maintain all records required by applicable law relating to transactions involving purchases or redemptions of the Shares by you or your customers.

7.The Trusts have each registered an indefinite number of Shares under the Securities Act. Upon application to us, the Trusts will inform you as to the states or other jurisdictions in which they believe a Fund's Shares have been qualified for sale under, or are exempt from, the requirements of the respective securities laws of such state, but the Trusts assume no responsibility or obligation as to your right to sell any of the Shares in any jurisdiction.

8.The Trusts shall have full authority to take such action as they may deem advisable in respect to all matters pertaining to the offering of the Shares, including the right in their discretion, without notice, to suspend sales or withdraw the offering of the Shares entirely with regard to one or more of the Funds. The Trusts will promptly notify you of any such actions.

9.You will (i) maintain all records required by law relating to transactions in the Shares and, upon request by any of the Trusts, promptly make such records available as the Trusts may reasonably request in connection with their operations; and (ii) promptly notify the Trusts if you experience any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner. In addition, you and the Trusts will establish appropriate procedures and reporting forms and schedules to enable the parties hereto to identify all accounts opened and maintained by your customers. At all times during reasonable hours of the Trusts, you will have the right, upon 48 hours prior written notice to the Trusts, to conduct appropriate audits or reviews of such records and to confirm the reports delivered by the Trusts to you or your customers. The cost of such audits or reviews will be borne solely by you or your customers.

10.The Trusts shall be under no liability to you and you shall be under no liability to the Trusts except for lack of good faith, for negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Trusts or by you of compliance with any provision of the Securities Act, the Securities Exchange Act of 1934, the Investment Company Act or the Rules and Regulations promulgated by the Securities and Exchange Commission under these Acts.

11.This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated as to any Trust or by that Trust's Underwriter or by you, without penalty, upon ten (10) days' prior written notice to the other parties. This Agreement may also be terminated as to any Trust at any time without penalty by the vote of a majority of the members of the Board of Trustees of the terminating Trust who are not "interested persons" (as such term is defined in the Investment Company Act) and who have no direct or indirect financial interest in the applicable Trust's Distribution Expense Plan pursuant to Rule 12b-1 under the Investment Company Act or any agreement relating to such Plan, including this Agreement, or by a vote of a majority of the outstanding voting securities of each series of the terminating Trust on ten days' written notice.

12.All communications to us should be sent to Countrywide Investments, Inc. 312 Walnut Street, Cincinnati, Ohio 45202, or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telegraphed to you at the address of your principal office as specified by you below in your confirmation and acceptance of this Agreement.

13.The obligations of the Trusts under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall bind only the property of the Trusts, as provided in Trust's Agreement and Declaration of Trust. The execution and delivery of this Agreement has been authorized by the Trustees and signed by a duly authorized officer of the Trusts acting as such, and neither the authorization by the Trustees nor the execution and delivery of this Agreement by such officer of the Trusts shall be deemed to have been made by any of them individually, but shall bind only the property of the Trusts as provided in their Agreement and Declaration of Trust.

14."Trusts" as used herein shall refer to all Trusts offering series of shares in the no-load mutual funds presently in existence and hereafter organized as part of Countrywide Investments unless any such Trust is specifically excluded by a separate writing signed by an authorized officer of such Trust electing not to be covered by this Agreement.

15.You will indemnify the Trusts and the Underwriter, transfer agent and custodian of each Trust and hold them harmless from any claims or assertions relating to the lawfulness of your company's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your company which are performed in connection with the discharge of your responsibilities under this Agreement. If any such claims are asserted, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement of legal counsel of their choosing and all costs of such defense shall be borne by you.

16.This Agreement supersedes any other agreement with you relating to the offer and sale of any of the Trusts' Shares, and relating to any other matter discussed herein.

17.This Agreement shall be binding upon receipt by the Trusts in Cincinnati, Ohio of a counterpart hereof duly accepted and signed by you, and shall be construed in accordance with the laws of the State of Ohio.

18.The undersigned executing this Agreement on behalf of Sales Agent, hereby warrants and represents that he is duly authorized to so execute this Agreement on behalf of Sales Agent.

If the foregoing is in accordance with your understanding of our agreement, please sign and return all copies of this Agreement to Countrywide Investments, Inc.



ACCEPTED BY DEALER

By:_______________________________________
Authorized Signature

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Type or Print Name, Position

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Name

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Address

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Address

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Phone

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Date





ON BEHALF OF EACH TRUST OFFERING
SHARES IN THE MONEY MARKET FUNDS OF
COUNTRYWIDE INVESTMENTS


By:________________________________________
Authorized Officer of "Trusts"

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Date


ON BEHALF OF THE UNDERWRITER TO THE
TRUSTS OFFERING SHARES OF MONEY
MARKET FUNDS OF COUNTRYWIDE
INVESTMENTS


By:________________________________________
Authorized Officer of Underwriter to the "Trusts"

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Date

                                                                 Schedule A














                             12b-1 PAYMENT SCHEDULE


You will receive a trailing commission of .25% per annum (payable quarterly) of the average balance during each calendar quarter of all accounts in the following Countrywide Investments money market funds:


                         Short Term Government Income Fund
                         Tax-Free Money Fund
                         Ohio Tax-Free Money Fund
                         California Tax-Free Money Fund
                         Florida Tax-Free Money Fund
                         Money Market Fund

However, no trailing commission will be paid to a dealer for any calendar quarter in which the average daily balance of all accounts in Countrywide Investments Funds (including load funds) is less than $1,000,000.